                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement                                        / / Confidential,  for Use of the Commission
                                                                           Only (as permitted by Rule 14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

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                         Cooker Restaurant Corporation
               (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                         COOKER RESTAURANT CORPORATION
                             5500 VILLAGE BOULEVARD
                         WEST PALM BEACH, FLORIDA 33407



                      1996 ANNUAL MEETING OF SHAREHOLDERS





                                                                  March 15, 1996


Dear Shareholder:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Cooker Restaurant Corporation which will be held at 10:30 a.m., Eastern Daylight Time, on April 22, 1996 at our headquarters, 5500 Village Boulevard, West Palm Beach, Florida. The matters on the meeting agenda are described in the Notice of 1996 Annual Meeting of Shareholders and Proxy Statement which accompany this letter.

     We hope you will be able to attend the meeting, but, whatever your plans, we ask that you please complete, execute, and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.



                                        Very truly yours,




                                        /s/ G. Arthur Seelbinder
                                        G. Arthur Seelbinder
                                        Chairman of the Board and
                                           Chief Executive Officer

                         COOKER RESTAURANT CORPORATION

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 22, 1996


TO THE SHAREHOLDERS OF
COOKER RESTAURANT CORPORATION:

     The Annual Meeting of Shareholders of Cooker Restaurant Corporation (the "Company") will be held at our headquarters, 5500 Village Boulevard, West Palm Beach, Florida, on Monday, April 22, 1996 at 10:30 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect three directors, each to serve for a term of three years or until their successors are duly elected and qualified.

     2. To consider and vote upon a proposal to approve the 1996 Officers' Stock Option Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 1, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.




                                              By Order of the Board of Directors




                                              /s/ G. Arthur Seelbinder
                                              G. Arthur Seelbinder
                                              Chairman of the Board and
                                                Chief Executive Officer

West Palm Beach, Florida
March 15, 1996

                         COOKER RESTAURANT CORPORATION

                         -----------------------------

                      1996 ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 22, 1996

                      -----------------------------------

                                PROXY STATEMENT

                             DATED MARCH 15, 1996

                      -----------------------------------


                              GENERAL INFORMATION

     Solicitation. This Proxy Statement is furnished to the shareholders of Cooker Restaurant Corporation, an Ohio corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be voted at the 1996 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on April 22, 1996 and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about March 15, 1996.

     Voting Rights. Shareholders of record at the close of business on March 1, 1996 are entitled to notice of and to vote at the Annual Meeting. As of that date, there were approximately 7,151,000 Common Shares of the Company, without par value ("Common Shares"), issued and outstanding. Each shareholder of record on March 1, 1996 is entitled to one vote per Common Share held of record on all matters which may be brought before the Annual Meeting.

     Authorization. All shares represented by properly executed proxies received by the Company pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy card. If no directions have been specified by marking the appropriate square on the accompanying proxy card, the shares represented by such proxy will be voted in accordance with the recommendation of the Board of Directors, which is (1) FOR the election of Henry R. Hillenmeyer, Margaret T. Monaco, and Phillip L. Pritchard as directors of the Company and (2) FOR the approval of the 1996 Officers' Stock Option Plan. The proxy will also be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     Revocation. Any shareholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving written notice of revocation to the Company (addressed to the attention of the Secretary), by giving oral notice of revocation to the Company at the Annual Meeting, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting.

Tabulation. Under Section 1701.51 of the Ohio Revised Code ("ORC") and the Code of Regulations of the Company, a quorum must be present at the Annual Meeting in order for any valid action, including the election of directors and voting on the other matters presented to the meeting, other than adjournment, to be taken thereat. The Code of Regulations of the Company provides that a quorum consists of the holders of a majority of the voting shares present in person or by proxy. Shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all (see "Authorization"). Broker/dealers, who hold their customers' shares in street name, may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters, which typically include amendments to the articles of incorporation of the Company and the approval of stock compensation plans, without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

     Under Section 1701.55 of the ORC, directors are elected by a plurality of the votes for the respective nominees. Therefore, proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the election of directors.

     Under Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, the 1996 Officers' Stock Option Plan must be approved by the affirmative vote of the holders of a majority of the Common Shares present, or represented, and entitled to vote, at the Annual Meeting at which a quorum is present. For the purpose of Rule 16b-3, a proxy marked "Abstain" has the same effect as a vote against approval but a broker non-vote is disregarded in determining the number of shares voted for approval and in determining the total number of shares as to which the majority is determined in such matter. Under Section 162(m) of the Internal Revenue Code of 1986 and the regulations thereunder (the "Code"), the Plan is deemed to be approved by the shareholders if a majority of the votes cast on the issue are cast in favor of approval. For purposes of Section 162(m), a proxy marked "Abstain" has the same effect as a vote against approval but a broker non-vote is disregarded in determining the number of shares voted for approval and in determining the total number of shares as to which the majority is determined in such matter. Thus, the same approval will suffice for Rule 16b-3 and Section 162(m).


                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     At the Annual Meeting, three nominees will be elected as directors. See "General Information - Tabulation." Directors elected at the Annual Meeting will hold office for a three-year term expiring at the Annual Meeting of Shareholders in 1999 or until their successors are elected and qualified. The Company has no reason to believe that any of the nominees will not stand for election or serve as a director. If any person nominated fails to stand for election, the proxies will be voted for the election of such other person as shall be designated by the persons named in the proxy.

     THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING PERSONS TO SERVE AS DIRECTORS OF THE COMPANY:

     HENRY R. HILLENMEYER, age 52, has been a director of the Company since 1994. Since March 1995, Mr. Hillenmeyer has served as the Chairman and Chief Executive Officer of Skill Search Corporation, a resume database company. He also was Chairman and President of Southern Hospitality Corporation, a Wendy's franchise operator based in Nashville, Tennessee, from May 1988 to October 1994.

     MARGARET T. MONACO, age 48, has served as a director of the Company since 1994. She has been a corporate financial consultant with Probus Advisors, a management/financial consulting firm, since July 1993. From October 1987 to June 1993, she was Vice President and Treasurer of The Limited, Inc. She is a director of Barnes & Noble, Inc. and Crown America Realty Trust. She has an MBA degree from Columbia Graduate School of Business Administration.

     PHILLIP L. PRITCHARD, age 46, has been a director of the Company since 1994 and has served as the President and Chief Operating Officer of the Company since December 1994. Prior to joining the Company, Mr. Pritchard spent 22 years with General Mills Restaurants Inc. ("GMRI"). Most recently, Mr. Pritchard served as Executive Vice President, Operations for GMRI's Red Lobster restaurants from 1986 through 1992 and Executive Vice President, Operations for GMRI's China Coast restaurants from 1992 to 1993. He has an MBA degree from Rolins College Graduate School of Business Administration.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 1997 ANNUAL MEETING:

     GLENN W. COCKBURN, age 40, is one of the founders of the Company. He has been a director of the Company since 1989. In 1991, he was elected Senior Vice President - Operations of the Company. He was Vice

President - Food Services of the Company from 1988 to 1991 and was Vice President of Food Operations of Cooker Corporation (a predecessor of the Company) from 1986 to 1988 when it was merged into the Company. He is a graduate of the Culinary Institute of America in Hyde Park, New York.

     DAVID T. KOLLAT, age 57, has been a director of the Company since 1988 and is Chairman of 22 Inc., a company specializing in research and consulting for retailers and consumer goods manufacturers. He is a director of Consolidated Stores, Inc., The Limited, Inc., Wolverine Worldwide, Inc. and Audio Environments, Inc. He earned his Doctor of Business Administration degree at Indiana University, and was a Professor of Marketing in the College of Administrative Sciences of The Ohio State University from 1965 to 1972.

     JOSEPH E. MADIGAN, age 63, has been a director of the Company since 1989 and is the President of and a corporate financial consultant with Madigan Associates, a consulting firm established in 1988. He is a director and, since 1995, the Chairman of the Board, of Cardinal Realty Services, Inc., a multi-family housing enterprise, and a director of Skyline Chili, Inc., a fast service restaurant company and food producer. He has an MBA degree from the Graduate School of Business Administration of New York University.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 1998 ANNUAL MEETING:

     DAVID L. HOBSON, age 59, has been a director of the Company since 1986. Mr. Hobson became a member of the United States House of Representatives in January 1991. Before being elected to the House of Representatives, he served as a member of the Ohio Senate for more than five years and was its president pro-tem.

     ROBIN V. HOLDERMAN, age 44, has been a director of the Company since 1986. Mr. Holderman has been President of Ruscilli Development Co., Ltd., a real estate development company, since May 1995. He served as Manager of Industrial Development of Duke Realty Investments, Inc., a real estate development company, from April 1994 to May 1995, and prior thereto was President of Conquest Corporation, a commercial and industrial real estate development company located in Columbus, Ohio, which he founded more than nine years ago. From 1990 through 1992, he was the Director of Development for the Columbus office of the Miller-Valentine Group, a Dayton, Ohio-based commercial real estate developer and design/build contractor.

     G. ARTHUR SEELBINDER, age 52, is one of the founders of the Company. He has been Chairman of the Board, Chief Executive Officer and a director of the Company since 1986 and served as President from September 1989 until December 1994. He was Chairman of the Board of Cooker Corporation from 1984 until 1988 when it was merged into the Company. Mr. Seelbinder is also a director and the President of Financial Land Corporation, a real estate holding company.

BOARD OF DIRECTORS MEETINGS

     The Board of Directors held four meetings in fiscal 1995 and each of the directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees (if any) on which he served.

COMMITTEES

     The Company has a standing Audit Committee and a standing Compensation Committee. The Company does not have a committee whose functions include nominating directors.

     The Audit Committee (comprised of Robin V. Holderman, David T. Kollat, Joseph E. Madigan and Margaret T. Monaco) recommends the firm to be employed by the Company as its independent auditors; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit, and the management letter, if any; consults with the independent auditors (periodically and, as appropriate, out of the presence of management) with regard to the adequacy of the internal accounting controls; and approves transactions between the Company and its officers. The Audit Committee held two meetings in fiscal 1995.

     The Compensation Committee (comprised of Henry R. Hillenmeyer, David L. Hobson, Robin V. Holderman, and David T. Kollat) establishes the compensation of all officers and management employees of the Company, adopts compensation plans for them, approves employment agreements with such persons, administers and inter-prets the 1988 and 1992 Employee Stock Option Plans, takes any action that is permitted to be taken by a committee of the Board of Directors under the terms of such plans, including the granting of options, and provides instructions to the trustee of the Company's employee stock ownership plan (the "ESOP") with respect to the voting of unallocated Common Shares thereunder. The Compensation Committee held two meetings in fiscal 1995.


                  APPROVAL OF 1996 OFFICERS' STOCK OPTION PLAN

PROPOSAL

     The 1996 Officers' Stock Option Plan (the "Plan") was adopted by the Board of Directors on January 29, 1996. If the Company's 1988 and 1992 Employee Stock Option Plans are not amended at or before the Company's 1997 annual meeting of shareholders in order to comply with the regulations of the Internal Revenue Service under Section 162(m) of the Code or replaced with a plan that complies with such regulations, the Company could lose substantial tax benefits associated with the exercise of options granted after the end of its current fiscal year. Furthermore, at the date hereof, only approximately 176,000 Common Shares remain available for the grant of options under the Company's 1988 and 1992 Employee Stock Option Plans. Finally, the 1988 Employee Stock Option Plan will expire by its own terms during 1997. The Board, therefore, considered that, in order to maintain the availability of options to grant to the Company's officers for the purposes described below, it should adopt the Plan and request the shareholders to approve it. No grants of options under the Plan have yet been made and it is unlikely that any will be made to current employees in 1996.

PURPOSE, DURATION, AMENDMENT AND TERMINATION

     The Plan is designed to attract and retain capable officers and employee-directors and to provide them with the opportunity to acquire a continuing ownership interest in the Company and long term incentives to continue their services to the Company, and also to maximize the value of the Company to its shareholders. No stock option ("Option") may be granted under the Plan after the date that is ten years after the date the Plan was adopted by the Board of Directors. The Board of Directors may at any time terminate the Plan or make such amendment to the Plan as it may deem advisable. However, no amendment will be effective without the approval of the shareholders of the Company if it materially increases the benefits accruing to participants under the Plan; materially increases the number of Common Shares which may be issued under the Plan; or materially modifies the requirements as to eligibility for participation in the Plan. No amendment or termination of the Plan will alter or impair the rights of a person to whom an Option was granted (a "Grantee"), or any Grantee's heir or legal representative to whom such Grantee's Option has been transferred by will or the laws of descent and distribution (collectively with the Grantee, a "Holder"), under any Option made before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Holder.

ADMINISTRATION

     The Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of two or more directors, each of whom is a "disinterested person" as described in Rule 16b-3 and an "outside director" as described in Section 162(m) of the Code. Unless the Board of Directors designates another of its committees to administer the Plan, the Plan will be administered by a committee consisting of those members of the Company's Compensation Committee who are qualified but, if the Compensation Committee is abolished or its membership does not contain two persons who are qualified, the Board of Directors will either reconstitute the Compensation Committee or create another committee that complies with these requirements to administer the Plan. Subject to the express provisions of the Plan, and in addition to the other powers granted by the Plan, the Committee has the authority, in its discretion, to determine the Grantees; grant Options and determine their timing, pricing and amount; define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; make all other determinations necessary or advisable for administering the Plan including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and review and resolve all claims.

COMMON SHARES

The aggregate number of Common Shares in respect of which Options may be granted under the Plan may not exceed 15 percent of the issued and outstanding Common Shares from time to time, less the number of Common Shares subject to then outstanding Options under the Plan or options then held by the Company's executive officers and employee-directors under the Company's 1988 Employee Stock Option Plan, 1992 Employee Stock Option Plan or any other plan or contract providing for stock options, stock appreciation rights, restricted stock awards or similar compensatory issuances of Common Shares to officers or employee-directors. As of March 3, 1996, approximately 7,151,000 Common Shares were issued and outstanding and the number of Common Shares subject to outstanding options held by executive officers or employee-directors equaled 882,271 resulting in approximately 190,500 Common Shares which would have been available for grant under the Plan on such date. As the Company issues additional Common Shares and prior options are canceled, forfeited, surrendered, terminated (whether by reason of the termination of employment of an officer or employee-director or otherwise) or expire unexercised, the number of Common Shares available for grants under the Plan will automatically adjust. In addition, the number of Common Shares as to which options may be granted under the Plan and the terms of any Option will be adjusted proportionately if the Common Shares are split, combined or altered by a share dividend or a merger, recapitalization or other corporate event. If any Option granted under the Plan is canceled, terminates or expires for any reason without having been exercised in full, the Common Shares related to the unexercised portion of the Option may be used again. Except as otherwise determined by the Board of Directors, the Common Shares issued under the Plan will be drawn from the Company's authorized but unissued shares. However, Common Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources. The proceeds of the exercise of any Option will be general corporate funds of the Company. As of March 3, 1996, employees of the Company who are not eligible to receive Options under the Plan held options to purchase approximately 245,000 Common Shares subject to the terms of compensatory plans other than the Plan. The Board of Directors and the Committee may grant options to persons other than officers and employee-directors under compensatory plans other than the Plan free from the limits on the number of Common Shares subject to Options under the Plan.

STOCK OPTIONS

      Only employees of the Company who are executive officers or directors of the Company and who are not members of the Committee are eligible to receive Options under the Plan. On March 3, 1996, the Company had five eligible employees. The Committee will determine which eligible employees will be granted Options, the number of Common Shares for which the Options may be exercised, the times when they will receive them and the terms and conditions of individual Option grants (which need not be identical). The Committee will determine the exercise price of each Option at the time that it is granted, but in no event will the exercise price of an Option be less than the fair market value of a Common Share on the date of grant, which is the closing price on the principal national securities exchange on which the shares are listed on the day prior to the date of determination. On March 3, 1996, the closing price of a Common Share on The New York Stock Exchange was $12 7/8. An eligible person to whom the Company is offering employment may be granted an Option under the Plan, but any such grant shall lapse if the person does not subsequently become an employee pursuant to such offer.

     The Committee will determine the term during which an Option is exercisable at the time that it is granted, but no Option will be exercisable after ten years from the date of grant. Unless the Committee determines otherwise at the time an Option is granted, each Option will vest and first become exercisable as to 25 percent of the Common Shares originally subject to the Option on each of the first four anniversaries of the date of grant provided the Grantee has been an officer or director-employee continuously during the time beginning on the date of grant and ending on the date when such portion of the Option first becomes exercisable. Unless the Committee determines otherwise at the time an Option is granted, each Option will lapse and cease to be exercisable upon the earliest of ten years after the date of grant, nine months after the Grantee ceases to be an officer or director-employee because of death or disability, three months after the Grantee's employment with the Company is terminated without cause, or immediately upon termination of the Grantee's employment with the Company for cause or by the Grantee's resignation.

     Notwithstanding the terms of any Option, all Options that have not previously been exercised nor lapsed and ceased to be exercisable will vest and become exercisable upon the occurrence of any Change in Control if the

Grantee is then an officer or director-employee. A "Change in Control" includes (a) the acquisition, directly or indirectly, by a person (other than the Company or an employee benefit plan established by the Board of Directors) of beneficial ownership of 20 percent or more of the Company's securities with voting power in the next meeting to elect the directors; (b) a majority of the directors elected at any meeting of the holders of the Company's voting securities who are persons who were not nominated by the Company's then current Board of Directors or authorized committee thereof; (c) the approval by the shareholders of the Company of a merger or consolidation with another person, other than a merger or consolidation in which the holders of the Company's voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising 80 percent or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the approval by the shareholders of the Company of a transfer of substantially all of the assets of the Company to another person other than a transfer to a transferee, 80 percent or more of the voting power of which is owned or controlled by the Company or by the holders of the Company's voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

     The Committee may, in its sole discretion and upon such terms and conditions as it shall determine at or after the date of grant, permit the exercise price of an Option to be paid in cash, by the tender to the Company of Common Shares owned by the Grantee or by a combination thereof. If the Committee does not make such determination, the exercise price must be paid in cash, by certified or cashier's check, wire transfer or the reduction of a debt owed by the Company to the Holder. Common Shares may not be delivered to the Company as payment for the exercise of an Option if such shares have been owned by the Holder (together with his or her decedent or testator) for less than six months or if such shares were acquired upon the exercise of an incentive stock option and their disposition would be taxable.

PROVISIONS APPLICABLE TO ALL OPTIONS

     The maximum number of Common Shares with respect to which Options may be granted during any fiscal year of the Company to any employee shall be 500,000. The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Holder. Subject to the other provisions of the Plan, such new Option shall be exercisable at the price, during the period and on such other terms and conditions as are specified by the Committee at the time of the grant of the new Option. The Committee may grant Options having terms and conditions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another business entity and assumed or otherwise agreed to be provided for by the Company pursuant to a transaction involving a merger or consolidation of or acquisition of substantially all of the assets or stock of another business entity that is not a subsidiary of the Company prior to such acquisition. The Committee, subject to the written consent of the Holder where the action impairs or adversely alters the rights of the Holder, has the right at any time after the date of grant of any Option to modify its terms.

     If the Company merges or consolidates with or sells substantially all of its assets to a person that was not one of its affiliates before such transaction, or any such unaffiliated person or corporation has publicly announced a tender offer to purchase more than 20 percent of the outstanding voting securities of the Company, the Committee, in its discretion, may provide that, for a period of 30 days not extending beyond the ten year period referred to in the description of Options above from the date of execution of the acquisition agreement in final definitive form or the announcement of such offer, notwithstanding the provisions of any Option, any Option may be exercised in whole or in part during such 30-day period or that upon the termination of such 30-day period any such Option shall expire and be null and void.

DISABILITY

     If a Grantee who is an employee with the Company is absent from work because of a physical or mental disability, such Grantee will not be considered to have ended his or her employment relationship with the Company for purposes of the Plan while the Grantee has that disability, unless the Grantee resigns or the Committee decides otherwise.

TRANSFER RESTRICTIONS

     No Option or other benefit under the Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution; and no Option may be exercised during the life of the Grantee to whom it was granted except by such Grantee.

     Section 16 of the Securities Exchange Act of 1934 and Rule 144 of the Securities Act of 1933 impose restrictions on the ability of certain Company insiders to resell Common Shares acquired upon the exercise of an Option.

TAXATION

      HOLDERS SHOULD CONSULT THEIR INDIVIDUAL TAX ADVISERS BEFORE EXERCISING
        ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED ON THE EXERCISE OF AN OPTION.

     Options will not be incentive stock options under the Code. Holders will not recognize taxable income upon the grant of an Option. Upon exercise of an Option, the Holder will realize ordinary income to the extent that the fair market value of the Common Shares purchased on the date of exercise exceeds the exercise price. The Holder's basis for determining capital gain or capital loss upon sale of the shares will be the higher of their fair market value on the date of exercise and the exercise price. The Company will be entitled to a deduction equal to the ordinary compensation income realized by the Holder upon the exercise of the Options.

     Awards of Options are intended to be performance-based compensation that will comply with the requirements of Code Section 162(m) and the regulations thereunder. If the Plan complies with such law and regulations and the Plan continues to be in compliance, amounts deductible by the Company upon the payment of Options which qualify as performance-based compensation will not be limited by the cap on the deductibility of compensation paid to certain executive officers of public corporations which exceeds $1,000,000. Because
Section 162(m) is a new provision of the Code, compliance may depend upon factors, such as relationships between the Company and the members of the Compensation Committee, which are presently unforeseeable. No assurance can be given that the Company will remain in compliance with these rules or that non-compliance will not cause amounts payable under the Plan to become non-deductible.

PLAN BENEFITS

     No grants of Options have yet been made and it is unlikely that any will be made to current employees in 1996. Further, grants of Options to employees are discretionary with the Committee and are, therefore, not currently determinable. See "Compensation of Management" for certain information as to grants of Options under other Company plans made in previous fiscal years.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Common Shares present, or represented, and entitled to vote at the Annual Meeting will be required to approve the Plan. See "General Information - Tabulation."

BOARD RECOMMENDATION

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1996 OFFICERS' STOCK OPTION PLAN.

                 SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 3, 1996, certain information with respect to the beneficial ownership of Common Shares by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Shares, (ii) each director or nominee for director of the Company, (iii) each of the Named Executives, and (iv) the Company's directors and executive officers as a group.

                                                 NUMBER OF SHARES
     SHAREHOLDER                              BENEFICIALLY OWNED(a)                    PERCENT OF CLASS
G. Arthur Seelbinder (b)                            838,576 (c)(d)                           11.7%

Glenn W. Cockburn                                   280,778 (c)(d)                            3.9%

Henry R. Hillenmeyer                                  8,200 (c)(e)(f)                        (g)

David L. Hobson                                      61,874 (c)(e)                           (g)

David T. Kollat                                     117,944 (c)(e)                            1.6%

Robin V. Holderman                                   22,518 (c)(e)                           (g)

Joseph E. Madigan                                    31,908 (c)(h)                           (g)

Margaret T. Monaco                                    4,200 (c)                              (g)

Phillip L. Pritchard                                131,910 (c)(d)                            1.8%

All directors and executive                       1,509,836 (c)(d)(e)                        21.1%
officers as a group
(11 persons)

-----------------

(a)  Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over these shares subject to the spousal rights, if any,  of the spouses of those beneficial owners who have spouses.

(b)  G. Arthur Seelbinder's address is c/o the Company, 5500 Village Boulevard, West Palm Beach, Florida  33407.

(c)  Includes Common Shares subject to stock options outstanding and exercisable as of March 3, 1996: for Mr. Seelbinder, 95,013
     Common Shares; for Mr. Cockburn, 75,934 Common Shares; for Mr. Hobson, 19,442 Common Shares; for Mr. Holderman, 20,43 6 Common
     Shares; for Mr. Kollat, 44,312 Common Shares; for Mr. Madigan, 29,244 Common Shares; for Mr. Hillenmeyer, 1,200 Common Shares;
     for Mr. Pritchard, 37,500 Common Shares; for Ms. Monaco, 1,200 Common Shares; and for all directors and executive officers as a group, 325,899 Common Shares.

(d)  Includes Common Shares beneficially owned through the ESOP: for Mr. Cockburn, 4,843 Common Shares; for Mr. Seelbinder,
     5,441 Common Shares; for Mr. Pritchard, six Common Shares; and for all directors and executive officers as a group, 12,505
     Common Shares.

(e)  The ESOP holds approximately 312,500 Common Shares, constituting approximately 4.4 percent of the outstanding Common Shares as of March 3, 1996. Margaret A. Epperson, Secretary and Treasurer of the Company, is the trustee of the ESOP. Under certain circumstances, Ms. Epperson has investment power over Common Shares held by the ESOP and may, to such extent, be deemed the beneficial owner of such shares. Messrs. Kollat, Hobson, Hillenmeyer and Holderman, as members of the Compensation Committee, have shared voting and, in certain circumstances, investment power over unallocated Common Shares held by the ESOP and may, to such extent, be deemed the beneficial owners of such shares. Messrs. Kollat, Hobson, Hillenmeyer and Holderman disclaim beneficial ownership of all Common Shares held by the ESOP.

(f)  Includes 3,000 Common Shares owned of record by his spouse and children, as to which beneficial ownership is disclaimed.

(g)  Less than one percent.

(h)  Includes 1,332 Common Shares as to which he shares voting and investment power.

                           COMPENSATION OF MANAGEMENT

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long term compensation of the chief executive officer of the Company and the other executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year (the "Named Executives") for the last three fiscal years.


                                                                Long Term
                                                               Compensation
                                                                 Awards
                                                               ----------
                                                                Securities
                                      Annual Compensation       Underlying
       Name and                      --------------------        Options            All Other
   Principal Position       Year     Salary        Bonus        (shares)         Compensation(a)
   ------------------       ----     ------        -----       -----------       ---------------

G. Arthur Seelbinder       1995      $175,000     $314,606             0              $   -0-
Chairman of the Board -    1994       175,000       31,719       246,723(b)            1,830
Chief Executive Officer    1993       175,000      232,662       125,000               4,635

Phillip L. Pritchard       1995       150,000      105,000             0                  -0-
President - Chief          1994(c)      2,885          -0-       150,000                  35
Operating Officer

Glenn W. Cockburn          1995       125,000       95,250             0              40,262(d)
Senior Vice                1994       125,000        9,375        90,414(e)            1,778
President - Operations     1993       125,000       57,875        35,000               4,635
-----------------

(a)  The amounts  listed for 1993 and 1994 are allocations to the accounts of each Named  Executive in the ESOP,  which is an employee stock ownership plan under the Code. The allocation for 1995 has not been made. The amounts shown for 1994 and 1993 represent  Common Shares allocated to the accounts of each Named Executive as of the end of each such year. Such  allocations were made during the next year.  Common Shares we valued at $6.00 at the end of 1994 and $12.88 at the end of 1993.  The
     Company may, in its sole discretion, make contributions to the ESOP in the form of cash or Common  Shares.  These contributions and forfeitures of unvested accounts are allocated to the individual  account of every employee of the Company who is age 21 and employed on December 31 of each year in proportion to such employee's  relative  compensation for the year.
     The accounts become 20 percent vested after three years of employment  increasing to 100 percent vested after seven years of employment.  Upon termination of  employment, the vested amount of his account is delivered to the terminated employee.

(b)  This represents a grant made to Mr. Seelbinder on November 14, 1994, which grant was conditioned upon the surrender of an option to purchase 125,000 Common Shares granted on January 14, 1994, an option to purchase 125,000 shares granted on
     January 18, 1993 and an option to purchase 90,000 shares granted on October 14, 1991.

(c)  Hired December 5, 1994.

(d)  This represents a one-time moving allowance in connection with the relocation of the Company's headquarters from Columbus,
     Ohio to West Palm Beach, Florida.

(e)  This represents a grant made to Mr. Cockburn on November 14, 1994, which grant was conditioned upon the surrender of an option to purchase 35,000 Common Shares granted on January 14, 1994, an option to purchase 35,000 shares granted on
     January 18, 1993 and an option to purchase 50,000 shares granted on October 14, 1991.

FISCAL YEAR-END STOCK OPTION VALUES

     The following table sets forth certain information concerning the exercise of stock options by the Named Executives during the last fiscal year and the number and value of unexercised stock options held by each of them at the end thereof.

                      Number of Securities Underlyiny Unexercised     Value of Unexercised In the-Money Options at
                               Options at Fiscal Year-End                      Fiscal Year-End
          Name                (Exercisable/Unexercisable)               (Exercisable/Unexercisable)
         ------               ---------------------------              ---------------------------
       G. Arthur Seelbinder           95,013/185,042                           $527,225/$878,950
       Glenn W. Cockburn               75,934/67,810                           $466,547/$322,098
       Phillip L. Pritchard           37,500/112,500                           $173,438/$520,313

COMMON SHARE PERFORMANCE

     The following graph shows the yearly percentage change in the cumulative total return to holders of Common Shares, assuming dividend reinvestment, and the cumulative total return, assuming dividend reinvestment, of the Russell 2000 Index and the Value Line Restaurant Industry Index since the market close on the last trading day before the beginning of the Company's fifth preceding fiscal year (1991), through and including the end of the Company's last completed fiscal year (1995). The Russell 2000 Index is a capitalization weighted index of domestic equities traded on The New York and American Stock Exchanges and the Nasdaq National Market which excludes the 1,000 largest capitalization equities of the 3,000 such equities. Common Shares are traded on The New York Stock Exchange and fit within the Russell 2000 Index definition. The Value Line Restaurant Industry Index is published in the Value Line Industry Review. The graph is based upon an assumed investment of $100 in each of Common Shares, the Russell 2000 Index and the Value Line Restaurant Industry Index on the last trading day before the beginning of the Company's fifth preceding fiscal year.

[FIGURE]

Name                            Begin            1991            1992            1993            1994          1995
-----                           -------       -------         -------         -------         -------       -------
Cooker Restaurant Corporation   $100.00       $388.95         $598.12         $346.96         $162.38       $306.45
Russell 2000 Index              $100.00       $146.05         $172.94         $205.64         $201.56       $258.89
Restaurants                     $100.00       $139.25         $175.77         $207.74         $193.56       $268.61


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The primary purpose of the Company's executive compensation system as set forth in the Company's Long Range Strategic Plan for the Fiscal Years 1996 through 2000, is to promote, support and reward exceptional growth and premium profitability and thereby to maximize the value of the Company to its shareholders.

     The Company's executive compensation system consists of three components: salary and fringe benefits, cash bonus payments and stock options. All of the Named Executives, including the Chief Executive Officer, are compensated under this system which is administered by the Compensation Committee.

     Salary and fringe benefits (e.g., group health and life insurance, ESOP) are intended to be no higher than the median of the base salaries and benefits paid by comparable restaurant companies. The Committee's objective is to minimize this component and increases in it so as to minimize fixed costs and break-even levels. Base salaries are reviewed and adjusted by the Committee based upon management's recommendations annually. The Committee's review includes a review of salaries paid by comparable restaurant companies to comparable officers, including the chief executive officer, as shown in their proxy statements and by a trade association survey. These companies consist of publicly-traded full-service restaurants in the casual dining segment of the restaurant industry.

     Cash bonus payments are a function of the Company's incentive bonus plan, which is administered by the Compensation Committee. The bonuses payable under the incentive bonus plan are determined by the multiplication of three factors: the individual executive's base salary during the period of determination, which is usually one-half of a fiscal year, the bonus percentage amount set for each executive by the Compensation Committee at the same time that his base salary is set, and the par percentage of the Company as a whole for the period of determination. The par percentage of the Company is determined by the Compensation Committee as follows: at the beginning of each fiscal half-year period, management submits its operating budget for that half-year to the Committee. The pre-tax net operating income (without ESOP accruals) of the Company shown in the budget approved by the Committee becomes 100 percent of par. At the beginning of each half-year, the Compensation Committee establishes increments by which the par percentage is increased or decreased if the actual pre-tax net operating income achieved for the half-year exceeds or falls short of the budgeted amount. At the end of each half-year, the Compensation Committee reviews the Company's financial performance for that half-year and determines the par percentage, which determination may include such adjustments as the Committee deems advisable. The determination of cash bonus is a mechanical exercise after the determination of the par percentage. Thus, if an executive's annual base salary is $80,000, his bonus percentage is 35 percent of base salary and the Company's pre-tax net operating income for the half-year exceeded budget by a sufficient amount so that the Compensation Committee set the percentage payout at 125 percent of par, the executive's bonus for the fiscal half-year would be 1/2 x $80,000 x 35 percent x 125 percent or $17,500. The sum of salary and cash bonus payments at par should raise the executive's total compensation to the third quartile of total compensation paid by comparable restaurant companies to comparable officers. The incentive bonus plan has been operated by the Committee since the Company's initial public offering in 1989. During that time, par percentages have varied from a low of zero percent to a high of 154 percent. The cumulative average par percentage payout under the incentive bonus plan through the end of fiscal year 1995 is
95.8 percent.

     The final element of the Company's executive compensation system is the grant of stock options. The Compensation Committee grants options to the executives periodically under the Company's Employee Stock Option Plans which are administered by the Compensation Committee. Options generally have a ten year term, become exercisable as to 25 percent of the grant on each of the first four anniversaries of the date of grant (subject to change in control provisions discussed below under "Change in Control Arrangements"), lapse after termination of employment and have an exercise price equal to the market price of Common Shares on the date of grant. Assuming a constant price to earnings ratio, stock options, like cash bonus payments, reward profitability. Additionally, since profitable earnings growth should raise the price to earnings ratio above the Company's competitors, stock options should reward growth and the commensurate increase in the Company's value to its shareholders.

     The addition of stock options to the compensation system should raise the Company's compensation levels provided to its executives to a superior level in the marketplace which should allow the Company to attract and retain superior talent. At the same time, the Company and its shareholders are protected by the large variable amount of compensation which is paid only if superior results are achieved and by the nature of the incentives to maximize income and growth built into the system.

     Under Section 162(m) of the Code, compensation paid by the Company to a Named Executive which is in excess of $1,000,000 in a year will be nondeductible by the Company for purposes of determining its federal taxable income unless such compensation is paid under a performance-based plan which is approved by the shareholders of the Company. Under the Internal Revenue Service regulations promulgated under Section 162(m), the Company's

1988 and 1992 employee stock option plans and the 1996 Officers' Stock Option Plan (see "Approval of 1996 Officers' Stock Option Plan") should be deemed to be performance-based compensation plans and amounts realized by the Named Executives under such plans should continue to be deductible by the Company. Because of the favorable treatment of the Company's employee stock option plans and the remoteness of the possibility that base compensation and cash bonus levels will exceed $1,000,000 during fiscal 1996 and the years thereafter, the Committee did not consider the impact of Section 162(m) on its decisions concerning compensation.

     Compensation Committee: David T. Kollat (Chairman), Henry R. Hillenmeyer, David L. Hobson and Robin V. Holderman.

CHANGE IN CONTROL ARRANGEMENTS

     The Compensation Committee has authorized the Company to enter into contingent employment agreements with the present and future Chairman of the Board, President, Vice President, Secretary or Treasurer of the Company. These employment agreements will be effective only after a change in control of the Company has occurred. A change in control includes (a) the acquisition of 20 percent or more of the Company's Common Shares without the prior approval of the Board of Directors, (b) a majority of the directors elected at any meeting of shareholders being persons who were not nominated by the Company's then current Board of Directors, or (c) any merger, consolidation or transfer of substantially all of the Company's assets without approval by the Board of Directors. Furthermore, these agreements become effective only if the Company had a ten percent return on assets and 15 percent earnings per share growth during the year preceding the year during which a change in control occurred. If a change in control occurs and the Company has met the profitability and growth targets set forth in the agreements, the employees who were party to the agreements will be employed by the Company for at least five years after the change in control with authority, responsibility and compensation not less than they had before the change in control. The agreements provide that, while the employees are employed by the Company after a change in control, they will not compete with the Company and will protect the Company's confidential information and intellectual property. If an employee's employment is terminated by the Company without cause (defined for this purpose to include willful failure to perform material employment obligations, acts of deliberate dishonesty involving the business of the Company or conviction of a felony involving the business of the Company, as determined by the Board of Directors after notice, opportunity to cure and a hearing), or if the employee resigns because he has determined in good faith that his authority, responsibility or compensation has been diminished, the Company must pay a severance payment equal to the maximum amount payable under Section 280G of the Code, which is generally three times the employee's average compensation over the previous five years. Under the agreements, the Company must bear all costs and legal fees associated with the agreement's enforcement by the employee and indemnify the employee against all claims by third parties or the Company unless the employee has been determined to be liable to the Company in a derivative action and a court refuses to grant him indemnification. The agreements may be canceled by the Board of Directors at any time before a change in control has occurred. To date, the Company has entered into contingent employment agreements with Messrs. Seelbinder, Pritchard, Cockburn and Sevig, and Margaret
A. Epperson.

     The Company's stock option plans each contain a provision providing that each option granted under the plan will become immediately exercisable as to 100 percent of the Common Shares subject to such option upon any change in control of the Company. A change in control is defined under the plans to include (a) the acquisition of 20 percent or more of the Company's Common Shares without the prior approval of the Board of Directors, (b) a majority of the directors elected in any annual meeting of shareholders being persons who are not nominated by the Company's then current Board of Directors, or (c) any merger, consolidation or transfer of substantially all of the Company's assets without approval by the Board of Directors.

COMPENSATION OF NONMANAGEMENT DIRECTORS

     In 1995, each director of the Company who was not an employee of the Company received $1,200 per quarter, $300 per board meeting attended, and $300 per committee meeting attended as compensation for his services as a director. For fiscal 1996, the amounts have been increased to $2,200 per quarter and $500 per board or committee meeting attended. In fiscal 1995, the Company paid $43,466.60 to 22 Inc. (a consulting company of which David T. Kollat is Chairman) as compensation for consulting services performed for the Company. David L. Hobson, who is a member of the United States House of Representatives, is precluded from receiving any compensation from the Company for his services as a director by the rules of the House and has waived the payment of all such compensation.

     Each director of the Company who is not an employee is eligible to receive options under the 1992 Directors Plan. Only nonincentive options may be granted under the Directors Plan. The Directors Plan provides that options on a total of 24,000 shares will be granted at the time of the annual meeting of shareholders to the nonemployee directors who attended 75 percent of the meetings of the Board of Directors held since the previous annual meeting. The options will be allocated among the eligible directors equally and will be exercisable at a price of 100 percent of the value of the Common Shares on the date of grant. Each option will become exercisable as to 25 percent of the shares which are subject to the option on completion of each full year of directorship after the grant and will terminate after ten years and one day, 90 days after termination of directorship due to death or disability or 30 days after any other termination of directorship. Payment for Common Shares purchased upon exercise of an option must be made in full in cash at the time of exercise.

CERTAIN TRANSACTIONS

     During the first quarter of 1994, the Board of Directors approved a guaranty by the Company of a loan of $5,000,000 to G. Arthur Seelbinder, the Chairman of the Board, from First Union National Bank of Tennessee. The loan bore interest at such Bank's prime rate plus 1/4 percent, had an initial term of 18 months and was secured by a pledge of 570,000 Common Shares (owned by the Chairman) to the Bank. In the third quarter of 1995, the loan was acquired by NationsBank of Tennessee and its maturity was extended for an additional 24 months. The guaranty provides that the Bank will sell the pledged shares and apply the proceeds thereof to the loan prior to calling on the Company for its guaranty. At March 3, 1996, the undiscounted fair market value of the pledged shares was approximately $7,340,000. The loan is scheduled to mature in the third quarter of 1997. The guaranty secures the loan until it is repaid or refinanced without a guaranty. The Company expects that the Chairman will repay or refinance the loan before its presently scheduled maturity. If the loan is not so repaid or refinanced, the Company would fund any obligation it incurs under the terms of its guaranty from additional borrowings under its line of credit. The Company does not believe that it will be required to make any material payment under the guaranty in 1996; however there can be no assurance that the loan will be repaid or refinanced on terms that will not result in continuing the guaranty or in a material payment.

     Mr. Seelbinder paid a guaranty fee of 1/4 percent of the principal amount of the loan guaranteed to the Company at the time the loan was guaranteed and will also pay such fee on each anniversary of the guaranty as long as it is outstanding. The loan was refinanced in part because the Board of Directors determined that the transfer of the indebtedness from the First Union National Bank of Tennessee to NationsBank of Tennessee would be in the best interests of the Company, as guarantor of such indebtedness, in that it would reduce the conflict of interest between First Union's role as a lender to the Company and its role as a lender to one of the Company's officers and reduce the possibility that First Union might sacrifice the Company's interests in an attempt to protect its position on the loan to Mr. Seelbinder. Because of the Company's request that the loan be refinanced, it was determined by the Board of Directors that the costs incurred by Mr. Seelbinder are properly chargeable to the Company and the Company paid or reimbursed Mr. Seelbinder approximately $42,000 for the costs incurred in such refinancing.


                            INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP served as the Company's independent accountants for fiscal year 1995 which ended December 31, 1995. At the suggestion of management, the Audit Committee has recommended the retention of Price Waterhouse LLP as the Company's independent accountants for the fiscal year 1996.

     A representative of Price Waterhouse LLP has been invited and is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of shareholders.

                                CERTAIN FILINGS

     In 1995, two officers of the Company were late in filing reports required by Section 16(a) of the Securities Exchange Act of 1934. David C. Sevig, the Vice-President and Chief Financial Officer of the Company, filed a report 13 days late reporting his election as an officer of the Company as a result of miscommunication with the Company's outside counsel responsible for making the filing. Mr. Sevig filed an additional report four days late relating to two stock purchases. Margaret A. Epperson, the Secretary/Treasurer of the Company, filed a report relating to two exercises of stock options and one sale of stock one day late. The late filings may have been the result of the Company's concurrent relocation to Florida from Ohio.


                                 OTHER BUSINESS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. If, however, any other matters are properly brought before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.


                        COST OF SOLICITATION OF PROXIES

     The cost of this solicitation will be paid by the Company. The Company has retained Corporate Investor Communications, Inc. ("CIC") to distribute proxy materials and solicit proxies in connection with the Annual Meeting. The Company will pay CIC $4,000 plus $3.00 per shareholder contacted plus reasonable out-of-pocket expenses for such activities. The Company will reimburse CIC for all printing costs, postage and freight charges incurred in connection with the delivery of the Company's proxy materials. In addition to the solicitation of proxies by mail, CIC may solicit proxies personally or by telephone. The Company may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company will reimburse such persons for their expenses in so doing.


                             SHAREHOLDER PROPOSALS

     A shareholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Shareholders of the Company to be held in 1997 must be received by the Company before November 15, 1996, at its offices at 5500 Village Boulevard, West Palm Beach, Florida 33407, Attention:
Secretary.

                                                                      APPENDIX A



                         COOKER RESTAURANT CORPORATION

                        1996 OFFICERS' STOCK OPTION PLAN

                   -----------------------------------------

                                 APRIL 22, 1996

                   ------------------------------------------


                                   PREAMBLE:


         1. COOKER RESTAURANT CORPORATION, an Ohio corporation (the "Company"), by means of this 1996 Officers' Stock Option Plan (the "Plan"), desires to attract and retain capable officers and employee-directors and to provide them with long term incentives to continue their services to the Company, to maximize the value of the Company to its shareholders and to acquire a continuing ownership interest in the Company.

         2. The Company has determined that the foregoing objectives will be promoted by granting Options (as hereinafter defined) under this Plan to certain of its officers and employee-directors, pursuant to this Plan.

                                     TERMS:


ARTICLE 1. DEFINITIONS.

         Section 1.1. General. Certain words and phrases used in this Plan shall have the meanings given to them below in this section:

         "Board of Directors" means the board of directors of the Company.

         "Change in Control" means (a) the acquisition by any person (defined for the purposes of this definition to mean any person within the meaning of
Section 13(d) of the Exchange Act), other than the Company or an employee benefit plan created by the Board of Directors for the benefit of its Employees, either directly or indirectly, of the beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the SEC under Section 13(d) of the Exchange Act) of securities issued by the Company having 20% or more of the voting power of all the voting securities issued by the Company in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose if such person acquired such beneficial ownership without the prior consent of the Board of Directors; (b) the election of a majority of the Directors elected at any meeting of the holders of voting securities of the Company who are persons who were not nominated for such election by the Board of Directors or a duly constituted committee of the Board of Directors having authority in such matters; (c) the approval by the shareholders of the Company of a merger or consolidation with another person, unless the Board of Directors adopts a resolution, before the Company enters into any agreement for such merger or consolidation, determining that it is not a Change in Control; or (d) the approval by the shareholders of the Company of a transfer of substantially all of the assets of the Company to another person, unless the Board of Directors adopts a resolution, before the Company enters into any agreement for such transfer, determining that it is not a Change in Control.

         "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as now in effect or hereafter amended.

         "Committee" means the Committee of the Board of Directors that administers the Plan under Section 2.1 below.

         "Common Shares" or "Shares" means the common shares, without par value, of the Company.

         "Date of Grant" means the date an Option is first granted.

         "Director" means a member of the Board of Directors.

         "Effective Date" means the date this Plan is first adopted by the Board of Directors.

         "Employee" means any common law employee of an Employer.

         "Employee-Director" means an Employee who is also a Director.

         "Employer" means the Company or any Parent or Subsidiary of the Company which employs a given Employee.

         "Exchange Act" means the Securities Exchange Act of 1934 and the regulations thereunder, as now in effect or hereafter amended.

         "Exercise Price" means, with respect to an Option, the amount of consideration that must be delivered to the Company in order to purchase a single Share thereunder.

         "Fair Market Value of a Share" means the amount determined to be the fair market value of a single Share by the Committee based upon the trading price of the Shares, their offering price in public and private offerings by the Company and such other factors as it deems relevant. In the absence of such a determination, the Fair Market Value of a Share shall be deemed to be (a) if the Shares are listed or admitted to trading on a national securities exchange or The Nasdaq National Market, the per Share closing price regular way on the principal national securities exchange or The Nasdaq National Market on which the Shares are listed or admitted to trading on the day prior to the date of determination or, if no closing price can be determined for the date of determination, the most recent date for which such price can reasonably be ascertained, or (b) if the Shares are not listed or admitted to trading on a national securities exchange or The Nasdaq National Market, the mean between the representative bid and asked per Share prices in the over-the-counter market at the closing of the day prior to the date of determination or the most recent such bid and asked prices then available, as reported by The Nasdaq Stock Market or if the Shares are not then quoted by The Nasdaq Stock Market as furnished by any market maker selected from time to time by the Company for that purpose.

         "Grantee" means any Participant to whom an Option has been granted.

         "Holder" means any Grantee who holds a valid Option and any heir or legal representative to whom such Grantee's Option has been transferred by will or the laws of descent and distribution.

         "Incentive Stock Option" means a Stock Option intended to comply with the terms and conditions set forth in Section 422 of the Code.

         "Nonqualified Option" means a Stock Option other than an Incentive Stock Option.

         "Officer" means an Employee who is an officer of the Company as defined in 17 C.F.R. Section 240.16a-1(f) as now in effect or hereafter amended.

         "Option" or "Stock Option" means a right granted under Article 5 of the Plan to a Grantee to purchase a stated number of Shares.

         "Option Certificate" means a certificate of the Company evidencing an Option substantially in the form attached hereto.

         "Parent" means a parent of a given corporation as such term is defined in Section 424(e) of the Code.

         "Participant" means a person who is eligible to receive an Option under the Plan.

         "Plan" means this Plan as it may be amended or restated from time to time.

         "Rule 16b-3" means Rule 16b-3 (17 C.F.R. Section 240.16b-3) promulgated under Section 16(b) of the Exchange Act as now in effect or hereafter amended.

         "SEC" means the Securities and Exchange Commission.

         "Subsidiary" means a subsidiary of a given corporation as such term is defined in Section 424(f) of the Code.

         "Termination without cause" means a termination by an Employer of the employment of a Grantee with the Employer that is not for cause and is not occasioned by the resignation, death or disability of the Grantee.

         Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

         Section 1.3. Effect of Definitions. The definitions set forth in
Section 1.1 above shall apply equally to the singular, plural, adjectival, adverbial and other forms of any of the words and phrases defined regardless of whether they are capitalized.

ARTICLE 2. ADMINISTRATION.

         Section 2.1. Committee. The Plan shall be administered by a committee of the Board of Directors consisting of two or more Directors, each of whom is a "disinterested person" as described in paragraph (C)(2)(i) of Rule 16b-3 and is an "outside director" as described in Code Section 162(m) and the regulations thereunder. Unless the Board of Directors designates another of its committees to administer the Plan, the Plan shall be administered by a committee consisting of those members of the Compensation Committee of the Board of Directors who are disinterested persons and are outside directors, but, if the Compensation Committee is abolished or its membership does not contain two persons who comply with the requirements of the first sentence of this Section 2.1, the Board of Directors shall either reconstitute the Compensation Committee in compliance with, or create another Committee that complies with, the requirements of the first sentence of this Section 2.1 to administer the Plan.

         Section 2.2. Authority. Subject to the express provisions of the Plan and in addition to the powers granted by other sections of the Plan, the Committee has the authority, in its discretion, to (a) determine the Grantees, grant Options and determine their timing, pricing and amount; (b) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; (c) make all other determinations necessary or advisable for administering the Plan including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and (d) review and resolve all claims of Officers, Employee-Directors, Grantees, Holders and Participants. The actions and determinations of the Committee on matters related to the Plan shall be conclusive and binding upon the Company and all Officers, Employee-Directors, Grantees, Holders and Participants.

ARTICLE 3. SHARES.

         Section 3.1. Number. The aggregate number of Shares in respect of which Options may be granted under the Plan shall not exceed fifteen percent (15%) of the issued and outstanding Shares from time to time, less the number of Shares subject to then outstanding Options hereunder or options that were granted to Officers and Employee-Directors under the Company's 1988 Employee Stock Option Plan, 1992 Employee Stock Option Plan or any other plan or contract providing for stock options, stock appreciation rights, restricted stock awards or similar compensatory issuances of Shares to Officers or Employee-Directors. Such number of Shares is and, from time to time hereafter, shall be deemed to be reserved for issuance under the Plan out of authorized but unissued Shares.

         Section 3.2. Cancellations. If any Options granted under the Plan are canceled or terminate or expire for any reason without having been exercised in full, the Shares related to the unexercised portion of an Option shall be available again for the purposes of the Plan.

         Section 3.3. Anti-Dilution.

                 (a) If the Shares are split or if a dividend of Shares is paid on the Shares, the number of Shares on which each then outstanding Option is based and the number of Shares as to which Options may be granted under this Plan shall be increased automati-cally by the ratio between the number of Shares outstanding immediately after such event and the number of Shares outstanding immediately before such event and the Exercise Price thereof shall be decreased automatically by the same ratio. If the Shares are combined into a lesser number of Shares, the number of Shares for which each then outstanding Option is based and the number of Shares as to which Options may be granted under the Plan shall be decreased automatically by such ratio and the Exercise Price thereof shall be increased automatically by such ratio.

                 (b) If any other change occurs in the Shares, through recapitalization, merger, consolidation or exchange of shares or otherwise, there shall automatically be substituted for each Share subject to an unexercised Option and each Share available for additional grants of Options, the number and kind of shares or other securities into which each outstanding Share was changed, and the Exercise Price shall be increased or decreased proportionally so that the aggregate Exercise Price for the securities subject to each Option shall remain the same as immediately before such event. In addition, the Committee may make such further equitable adjustments in the Plan and the then outstanding Options as are deemed necessary and appropriate by the Committee including, but not limited to, changing the number of Shares reserved under the Plan or covered by outstanding Options, the Exercise Price of outstanding Options and the vesting conditions of outstanding Options.

         Section 3.4. Source. Except as otherwise determined by the Board of Directors, the Shares issued under the Plan shall be drawn from the Company's authorized but unissued Shares. However, Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, as well as by issuing authorized but unissued Shares. The proceeds of the exercise of any Option shall be general corporate funds of the Company. No fractional Shares shall be issued or sold under the Plan nor will any cash payment be made in lieu of fractional Shares.

         Section 3.5. Rights of a Shareholder. No Holder or other person claiming under or through any Holder shall have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any Option except as to such Shares, if any, for which certificates representing such Shares have been issued to such Holder.

         Section 3.6. Securities Laws. No Option shall be exercised nor shall any Shares or other securities be issued or transferred pursuant to an Option unless and until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the Shares may be listed, have been fully complied with. As a condition precedent to the exercise of an Option or the issuance of Shares pursuant to the grant or exercise of an Option, the Company may require the Holder to take any reasonable action to meet such requirements including providing undertakings as to the investment intent of the Holder, accepting transfer restrictions on the Shares issuable thereunder and providing opinions of counsel, in form and substance acceptable to the Company, as to the availability of exemptions from such requirements.

ARTICLE 4. ELIGIBILITY.

         Only Officers and Employee-Directors who are not members of the Committee shall be eligible to receive Options under Article 5 below.

ARTICLE 5. STOCK OPTIONS.

         Section 5.1. Determinations. The Committee shall determine which Participants shall be granted Options, the number of Shares for which the Options may be exercised, the times when they shall receive them and the terms and conditions of individual Option grants (which need not be identical).

         Section 5.2. Exercise Price. The Committee shall determine the Exercise Price of each Option at the time that it is granted, but in no event shall the Exercise Price of an Option be less than the Fair Market Value of a Share on the Date of Grant. If no express determination of the Exercise Price of an Option is made by the Committee, the Exercise Price thereof is equal to the Fair Market Value of a Share on the Date of Grant.

         Section 5.3. Term. Subject to the rule set forth in the next sentence, the Committee shall determine the times when an Option vests and the term during which an Option is exercisable at the time that it is granted. No Option shall be exercisable after the expiration of ten years from the Date of Grant. If no express determination of the times when Options are exercisable is made by the Committee:

         (a) each Option shall vest and first become exercisable as to 25% of the Shares subject to such Option on each of the first four anniversaries of the Date of Grant provided the Grantee has been an Employee continuously during the time beginning on the Date of Grant and ending on the date when such portion vests and first becomes exercisable; and

         (b) each Option shall lapse and cease to be exercisable upon the earliest of:

                 (i) ten years after the Date of Grant,

                 (ii) nine months after the Grantee ceases to be an Employee because of death or disability,

                 (iii) three months after the termination without cause of the Grantee's employment with all Employers, or

                 (iv) immediately upon termination of the Grantee's employment with all Employers by the applicable Employers for cause or by the Grantee's resignation.

Notwithstanding the terms of any Option, all Options that have not previously been exercised nor lapsed and ceased to be exercisable, shall vest fully and become exercisable upon the occurrence of any Change in Control if the Grantee is an Employee at the time of the Change in Control.

         Section 5.4. Not Incentive Stock Options. All Options are Nonqualified Options and no Option shall be treated as an Incentive Stock Option.

         Section 5.5. Exercise. An Option shall be exercised by the delivery of the Option Certificate therefor, with the notice of exercise attached thereto properly completed and duly executed by the Holder, to the Treasurer of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. An Option may be exercised as to less than all of the Shares purchasable thereunder, but not for a fractional share. No Option may be exercised as to less than 100 Shares unless it is exercised as to all of the Shares then available thereunder. If an Option is exercised as to less than all of the Shares purchasable thereunder, a new duly executed Option Certificate reflecting the decreased number of Shares exercisable under such Option, but otherwise of the same tenor, shall be returned to the Holder. The Committee may, in its sole discretion and upon such terms and conditions as it shall determine at or after the Date of Grant, permit the Exercise Price to be paid in cash, by the tender to the Company of Shares owned by the Holder, or by a combination thereof. If the Committee does not make such determination, the Exercise Price shall be paid in cash. If any portion of the Exercise Price of an Option is payable in cash, it may be paid by (a) delivery of a certified or cashier's check payable to the order of the Company in such amount, (b) wire transfer of immediately available funds to a bank account designated by the Company or (c) reduction of a debt of the Company to the Holder. If any portion of the Exercise Price of an Option is payable in Shares, it may be paid by delivery of certificates representing a number of Shares having a total fair market value on the date of exercise equal to or greater than the required amount, duly endorsed for transfer with all signatures guaranteed by a medallion signature guarantee. If more Shares than are necessary to pay such Exercise Price based on their fair market value on the date of exercise are delivered to the Company, it shall return to the Holder a certificate for the balance of the whole number of Shares and a check payable to the order of the Holder for any fraction of a Share. Shares may not be delivered to the Company as payment for the exercise of an Option if such Shares have been owned by the Holder (together with his or her decedent or testator) for less than six months or if such Shares were acquired upon the exercise of an Incentive Stock Option and their disposition would be taxable. Promptly after an Option is properly exercised, the Company shall issue to the Holder a certificate representing the Shares purchased thereunder.

         Section 5.6. Option Certificate. Promptly after the Date of Grant, the Company shall duly execute and deliver to the Grantee an Option Certificate setting forth the terms of the Option. Option Certificates are not negotiable instruments or securities (as such term is defined in Article 8 of the Uniform Commercial Code). Lost and destroyed Option Certificates may be replaced without bond.

         Section 5.7. New Hires. A person to whom the Company is offering employment as an Officer or an Employee-Director may be granted an Option under this Article 5, but any such grant shall lapse if the person does not subsequently become an Officer or an Employee-Director pursuant to such offer.

ARTICLE 6. PROVISIONS APPLICABLE TO ALL OPTIONS.

         Section 6.1. Maximum Shares. Notwithstanding any other provision of this Plan, the maximum number of Shares with respect to which Options may be granted during any fiscal year of the Company to any Employee shall be 500,000.

         Section 6.2. Corporate Mergers and Acquisitions. The Committee may grant Options having terms and conditions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another business entity and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger or consolidation of or acquisition of substantially all of the assets or stock of another business entity that is not a Subsidiary of the Company prior to such acquisition, with or by the Company or its Subsidiaries.

         Section 6.3. Withholding. The Company shall have the right to withhold from any payments due under any Option or due to any Holder from the Company as compensation or otherwise the amounts of any federal, state or local withholding taxes not paid by the Holder at the time of the exercise or vesting of any Option. If cash payments sufficient to allow for withholding of taxes are not made at the time of exercise or vesting of an Option, the Holder exercising such Option shall pay to the Company an amount equal to the withholding required to be made less the withholding otherwise made in cash or, if allowed by the Committee in its discretion and pursuant to rules adopted by the Committee consistent with Section 5.5 above, Shares previously owned by the Holder. The Company may make such other provisions as it deems appropriate to withhold any taxes the Company determines are required to be withheld in connection with the exercise of any Option, including, but not limited to, the withholding of Shares from an Option upon such terms and conditions as the Committee may provide. The Company may require the Holder to satisfy any relevant withholding requirements before issuing Shares or delivering any Option to the Holder.

         Section 6.4. Disability. If a Grantee who is an Employee is absent from work because of a physical or mental disability, for purposes of the Plan such Grantee will not be considered to have ended his or her employment relationship with the Company while such Grantee has that disability, unless he or she resigns or terminates such relationship or the Committee decides otherwise.

         Section 6.5. Merger of the Company. If the Company merges or consolidates with or sells substantially all of its assets to a person that was not one of its affiliates before such transaction, or any such unaffiliated person or corporation has publicly announced a tender offer to purchase more than 20% of the outstanding voting securities of the Company, the Committee, in its discretion, may provide that, for a period of 30 days, not extending beyond the ten year period referred to in Section 5.3 above, from the date of execution of the acquisition agreement in final definitive form or the announcement of such offer, notwithstanding the provisions of any Option, any Option may be exercised in whole or in part during such 30 day period or that upon the termination of such 30 day period any such Option shall expire and be null and void.

         Section 6.6. Surrender and Exchange. The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Holder of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Holder. Subject to the provisions of the Plan, such new Option shall be exercisable at the price, during the period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Option surrendered shall be canceled and the Shares previously subject to it shall be available for the grant of other Options.

         Section 6.7. Acceleration. Notwithstanding anything else in the Plan, the Committee may, in its sole discretion, at any time or from time to time, accelerate the time at which any Options mature or vest or waive any provisions of the Plan relating to the manner of payment or procedures for the exercise or maturity of any Option. Any such acceleration may be made effective (a) with respect to one or more or all Holders, (b) with respect to some or all of the Shares subject to or forming the basis for any Option to any Holder or (c) for a period of time ending at or before the expiration date of any Option.

         Section 6.8. Actions by Committee After Grant. The Committee shall have, subject to the written consent of the Holder where the action impairs or adversely alters the rights of the Holder, the right, at any time and from time to time after the Date of Grant of any Option, to modify the terms of any Option.

ARTICLE 7. GENERAL PROVISIONS.

         Section 7.1. No Right to Employment. Nothing in the Plan or any Option or any instrument executed pursuant to the Plan will confer upon any Grantee any right to continue to be employed by or provide services to the Company or affect the right of the Company to terminate the employment of any Grantee or its other relationship with any Grantee. Nothing in the Plan or any Option or any instrument executed pursuant to the Plan will confer upon any Grantee any right to continue to be a Director of the Company or affect the right of the shareholders to terminate the directorship of any Grantee.

         Section 7.2. Limited Liability. The liability of the Company under this Plan or in connection with any exercise of any Option is limited to the obligations expressly set forth in the Plan and in the grant of any Option, and no term or provision of this Plan nor of any Option shall be construed to impose any duty, obligation or liability on the Company not expressly set forth in the Plan or any grant of any Option.

         Section 7.3. Assumption of Options. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more other entities as a result of which the Company is not the surviving entity, or upon a sale of substantially all the assets of the Company to another entity, any Options outstanding theretofore granted or sold hereunder must be assumed by the surviving or purchasing entity, with appropriate adjustments as to the number and kind of shares and price. Nothing in this Section 7.3 shall be deemed to alter or supersede any provision of the Plan relating to the vesting or maturity of Options upon a Change in Control.

         Section 7.4. No Transfer. No Option or other benefit under the Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution; and no Option may be exercised during the life of the Grantee to whom it was granted except by such Grantee.

         Section 7.5. Expenses. All costs and expenses incurred in connection with the administration of the Plan including any excise tax imposed upon the transfer of Shares pursuant to the exercise of an Option shall be borne by the Company.

         Section 7.6. Notices. Notices and other communications required or permitted to be made under the Plan shall be in writing and shall be deemed to have been duly given only if personally delivered or if sent by first class mail addressed (a) if to a Holder, at his or her residence address set forth in the records of the Company or (b) if to the Company, to its President at its principal executive office.

         Section 7.7. Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the Holders any rights or remedies under this Plan.

         Section 7.8. Saturdays, Sundays and Holidays. Where this Plan authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

         Section 7.9. Rules of Construction. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter and, when the sense so indicates, words of the neuter gender may refer to any gender.

         Section 7.10. Governing Law. The validity, terms, performance and enforcement of this Plan shall be governed by laws of the State of Ohio that are applicable to agreements negotiated, executed, delivered and performed solely in the State of Ohio.

         Section 7.11. Effective Date of the Plan. The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding Shares present or represented and entitled to vote at a meeting of the shareholders of the Company. Options may be granted by the Committee before such approval, but all Options so granted shall be conditioned on such approval and shall be void if such approval is not given within 12 months after the Effective Date.

         Section 7.12. Amendment and Termination. No Option shall be granted under the Plan more than ten years after the Effective Date. The Board of Directors may at any time terminate the Plan or make such amendment of the Plan as it may deem advisable; provided, however, that no amendment shall be effective without the approval of the shareholders of the Company by the affirmative vote of the holders of a majority of the outstanding Shares present or represented and entitled to vote at a meeting of shareholders duly held, if it were to:

                 (a) materially increase the benefits accruing to Holders under the Plan;

                 (b) materially increase the number of Shares which may be issued under the Plan; or

                 (c) materially modify the requirements as to eligibility for participation in the Plan;

and, further, provided, however, that no amendment or termination of the Plan shall be effective to alter or impair the rights of a Holder under any Option granted before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Holder. No termination or amendment of this Plan or any Option nor waiver of any right or requirement under this Plan or any Option shall be binding on the Company unless it is in a writing duly entered into its records and executed by a duly authorized Officer.

                         COOKER RESTAURANT CORPORATION

                        1996 OFFICERS' STOCK OPTION PLAN

                    ----------------------------------------

                               OPTION CERTIFICATE

                    ----------------------------------------


         The undersigned being duly authorized and acting officers of Cooker Restaurant Corporation, an Ohio corporation (the "Company"), do hereby certify
that:      *PRINT NAME*      (the "Grantee") was granted an option (the
"Option") under the Company's 1996 Officers' Stock Option Plan (the "Plan") to
purchase      *NUMBER WORDS*       (*FIGURES*) Common Shares, without par
value, of the Company (the "Shares") at an exercise price of       *NUMBER
WORDS*       (*FIGURES*) per share (the "Exercise Price") on _______
___________, 199__ (the "Date of Grant"); this Option shall vest and first become exercisable as to twenty five percent (25%) of the Shares subject to this Option on each of the first four anniversaries of the Date of Grant provided the Grantee has been an Employee continuously during the time beginning on the Date of Grant and ending on the date when such portion of this Option first becomes exercisable; this Option shall lapse and cease to be exercisable upon the earliest of ten (10) years after the Date of Grant, ninety
(90) days after the Grantee ceases to be an Employee because of his death or disability, or thirty (30) days after the Grantee ceases to be an Employee for any reason other than his death or disability; this Option is a Nonqualified Option as defined in the Plan; this Option may be exercised, in whole or in part (but not as to less than one hundred (100) Shares unless it is exercised in whole), by the Grantee completing and manually signing the notice of exercise which is set forth on the reverse side of this certificate and delivering the same to the treasurer of the Company together with consideration, in a form acceptable under the Plan, equal to the Exercise Price times the number of Shares as to which such exercise is made together with any applicable taxes or withholdings; this Option may not be sold, pledged or transferred other than by will or the laws of descent and distribution and may be exercised only by the Grantee; and this Option is subject to the terms of the Plan, a copy of which will be mailed to the Grantee promptly upon receipt by the secretary of the Company of the Grantee's request therefor, which are incorporated herein as if fully set forth.

         IN WITNESS WHEREOF, the undersigned have executed this certificate as of this ____ day of ________________, 199__.





 -----------------------------------------------          ----------------------------------------------
 G. Arthur Seelbinder, Chairman of the Board and          Margaret A. Epperson, Secretary and Treasurer
 Chief Executive Officer



         THIS OPTION CERTIFICATE IS NOT A NEGOTIABLE INSTRUMENT AND MAY
            NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN
                BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION.

                       ----------------------------------

                               Notice of Exercise

                       ----------------------------------


         The above named Grantee hereby exercises the Option to purchase __________________ (__________) Common Shares1 and authorizes the Company to withhold any applicable taxes or withholdings from the Grantee's wages, salary or bonuses, if the amount of such taxes or withholdings are not delivered to the Company together with this Notice of Exercise.




                                        -------------------------------------
                                        Must be manually signed by the Grantee,
                                        Signatures by agents or personal
                                        representatives are not acceptable
                                        unless the Grantee has died or is
                                        disabled


This Notice of Exercise must be accompanied by full payment in the form of a certified or bank check or other consideration acceptable under the Plan.





---------------------
   * If this Option is exercised as to less than all of the Option Shares, a new certificate for the unexercised portion of the Option will be mailed to the Grantee.

COOKER RESTAURANT CORPORATION  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints G. Arthur Seelbinder and Margaret A. Epperson, and each of them, severally, with full power of substitution, as proxies for the undersigned and hereby authorizes them to represent and to vote, as designated below, all of the Common Shares, without par value, of Cooker Restaurant Corporation held of record by the undersigned on March 1, 1996, at the Annual Meeting of Shareholders to be held on April 22, 1996, or any adjournment thereof, with all the power the undersigned would possess if present in person.

        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL NOMINEES.

1. TO ELECT AS DIRECTORS THE NOMINEES NAMED BELOW FOR A TERM OF THREE YEARS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

    NOMINEES: Henry R. Hillenmeyer, Margaret T. Monaco, Phillip L. Pritchard

   / / FOR all nominees listed above (except as marked to the contrary)

   / /WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED ABOVE.)

                 THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF
      THE COOKER RESTAURANT CORPORATION 1996 OFFICERS' STOCK OPTION PLAN.

2. TO APPROVE THE COOKER RESTAURANT CORPORATION 1996 OFFICERS' STOCK OPTION
   PLAN.

      / / FOR the approval of the Cooker Restaurant Corporation 1996 Officers' Stock Option Plan

      / / AGAINST the approval of the Cooker Restaurant Corporation 1996 Officers' Stock Option Plan

      / / ABSTAIN from voting regarding the approval of the Cooker Restaurant Corporation 1996 Officers' Stock Option Plan

          (Continued, and to be dated and signed, on the reverse side.)

                         (Continued from the other side.)

       IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT THEREOF.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES LISTED ABOVE AND FOR THE APPROVAL OF THE COOKER RESTAURANT CORPORATION 1996 OFFICERS' STOCK OPTION PLAN.

       The undersigned hereby acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated March 15, 1996 and a copy of the Company's 1995 Annual Report to Shareholders.
                                            Date:                         , 1996

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Signature (if held jointly)

   IMPORTANT: Please sign exactly as name or names appear to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations should sign in their full corporate name by their president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.